UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2008
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

6531 NW 18TH COURT
PLANTATION, FL 33313
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 15, 2008, Imaging Diagnostic Systems, Inc. (“IDSI”) entered into a Financial Services Consulting Agreement (the “Agreement”) with R.H. Barsom Company, Inc. of New York, NY, an unaffiliated third-party, to provide IDSI with investor relations services and guidance and assistance in available alternatives to maximize shareholder value.  The term of the Agreement is six (6) months with payment for services being made with shares of IDSI’s common stock with a restricted legend.  The total payment will be five million (5,000,000) restricted shares with the first payment of two million five hundred thousand (2,500,000) restricted shares paid on July 16, 2008, and the second payment of two million five hundred thousand (2,500,000) restricted shares due three (3) months after July 15, 2008.  The Company agreed to register as soon as practicable the aggregate of five million (5,000,000) shares in an S-1 Registration Statement.

The Agreement is attached as Exhibit 10.85.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this item.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this item.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.85	Financial Services Agreement by and between Imaging Diagnostic Systems, Inc. (the “Company” or “IDSI”) and R.H. Barsom Company, Inc. (the “Consultant”) dated July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:  July 18, 2008

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
                                Chief Financial Officer